EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.


                                       Pacific Electric Wire & Cable Co. Ltd.,
                                       a R.O.C. limited company

                                       By: /s/ Tung Ching-yun
                                           -------------------------------------
                                           Tung Ching-yun
                                           President


                                       Pacific USA Holdings Corp.,
                                       a Texas corporation

                                       By: /s/ Michael K. McCraw
                                           -------------------------------------
                                           Michael K. McCraw
                                           President and Chief Financial Officer


                                       Pacific Holdings Group,
                                       a Nevada corporation

                                       By: /s/ Michael K. McCraw
                                           -------------------------------------
                                           Michael K. McCraw
                                           President and Chief Financial Officer